Exhibit 99.1

Lime Energy Co. Reports Results for

Twelve-Month Period Ended December 31, 2013

HUNTERSVILLE, NC, March 31, 2014 - Lime Energy Co. (NASDAQ: LIME), a leader in designing and implementing demand-side energy efficiency programs for utilities, today announced its results for the twelve month period ended December 31, 2013.  “Having completed an important year of sharpening focus, dramatic growth, improved performance, and significant investment in our technology platform, Lime Energy is stronger today than at any time in our history,” said Lime Energy President & CEO Adam Procell. “Lime is now perfectly aligned with our valued utility clients, and with our clean balance sheet and latest round of financing, we are better able to serve these clients and their small business customers.”

Results for the twelve-month period ended December 31, 2013

•                  Consolidated revenue from continuing operations increased $16.1 million, or 45.5%, to $51.6 million from $35.4 million in the year-earlier period.

•                  Gross profit increased $6.5 million, or 88.2%, to $13.8 million, while the gross profit margin improved from 20.7% to 26.8%.

•                  Selling, general and administrative expense declined $5 thousand to $22.9 million.  SG&A expense for 2013 included $2.6 million of expenses related to the restatement and ongoing stockholder lawsuits compared to $2.8 million of similar expenses in the year-earlier period.  Excluding these expenses, SG&A increased $254 thousand, or 1.3%, from 2012 levels.

•                  The loss from continuing operations declined $4.6 million, or 29.3%, to $11.1 million.

•                  The loss from discontinued operations declined $11.6 million, or 72.0%, to $4.5 million.

•                  The net loss declined $16.2 million, or 50.8%, to $15.6 million.

•                  The basic and diluted loss per share from continuing operations declined $0.58, or 12.9%, to $3.90 from $4.48.  The loss per share from discontinued operations declined $3.31, or 72.6%, to $1.25 from $4.56.  The total net loss per share declined $3.89, or 43.0%, to $5.15 from $9.04.  The expenses related to the restatement and stockholder lawsuits contributed $0.72 and $0.81 to the basic and diluted loss per share from continuing operations and the total net loss per share for the twelve-month periods ended December 31, 2013 and 2012, respectively.

•                  The adjusted EBITDA loss declined $4.8 million, or 39.7%, to $7.3 million from $12.0 million.  Excluding expenses related to the restatement and stockholder lawsuits, the adjusted EBITDA loss declined $4.5 million, or 49.2%, to $4.7 million from $9.2 million.*

*  Please see the reconciliation of non-GAAP financial measures and Regulation G disclosure later in this press release.

Business Highlights

•                  Narrowed the Company’s focus during 2013 to serving its utility clients through small business direct install programs by selling its public sector, renewable energy, regional service businesses and its contract with the Army Corps. of Engineers;

•                  Gained a foothold in the Southeast utility program market by introducing our small business direct install approach with Duke Energy in North and South Carolina, beginning operations during 2013.

•                  Gained a foothold in the Midwest utility market by introducing our small business direct install approach with AEP Ohio, beginning operations in 2013.

•                  Expanded New England presence with start-up of the Efficiency Maine small business direct install program in 2013;

•                  Expanded operations in existing program contracts with existing clients;

•                  Released updated version of DirectInstallTM technology platform, with advances in user interface, audit tool intelligence, reporting and project data tracking.

•                  Raised $6.5 million through the sale of preferred stock and exchanged $6.8 million of convertible subordinated notes to preferred stock; and

•                  Promoted Adam Procell to President and Chief Executive Officer;

LIME ENERGY CO.

Condensed Consolidated Statement of Operations

($ Thousands, except per share amounts)

	Twelve Months Ended
	December 31		Change
	2013	2012	$	%

Revenue	$51,565	$35,447	$16,118	45.5%
Cost of sales	37,758	28,109	9,649	34.3%
Gross profit	13,807	7,338	6,469	88.2%

Selling, general and administrative	22,933	22,938	(5)	0.0%
Amortization of intangibles	10	25	(15)	-60.0%
Operating loss	(9,136)	(15,625)	6,489	-41.5%

Total other income	(2,001)	(127)	(1,874)	1475.6%

Loss from continuing operations	(11,137)	(15,752)	4,615	-29.3%

Loss from operation of discontinued business	(4,499)	(16,060)	11,561	-72.0%

Net loss	$(15,636)	$(31,812)	$16,176	-50.8%

Preferred dividend	(2,875)	—	(2,875)	0.0%

Net loss available to common stockholders	$(18,511)	$(31,812)	$13,301	-41.8%

Adjusted EBITDA	$(7,252)	$(12,020)	$4,768	-39.7%

Basic and Diluted Loss Per Common Share From
Continuing operations	$(3.90)	$(4.48)
Discontinued operations	$(1.25)	$(4.56)
Weighted Average Common Shares
Outstanding	3,595	3,520

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

We report our financial results in accordance with generally accepted accounting principles (“GAAP”). However, we believe that certain non-GAAP financial measures that we use to manage the company’s business fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) by the Securities and Exchange Commission.  We have included these non-GAAP measures in the press release because we believe they may provide readers with additional meaningful comparisons to prior reported results.

A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measure is as follows (in thousands):

	Twelve Months Ended
	Decmber 31		Change
	2013	2012	$	%

Net loss	(15,636)	(31,812)	16,176	-50.8%

Interest expense, net	2,001	127	1,874	1475.6%
Depreciation and amortization	1,017	1,821	(804)	-44.2%

EBITDA	(12,618)	(29,864)	17,246	-57.7%

Share based compensation	867	1,784	(917)	-51.4%
Loss from operation of discontinued business	4,499	16,060	(11,561)	-72.0%

Adjusted EBITDA	$(7,252)	$(12,020)	$4,768	-39.7%

Costs related to restatement activities and defense of stockholder lawsuits	2,588	2,847	(259)	-9.1%

Adjusted EBITDA excluding one-time restatement and legal costs	$(4,664)	$(9,173)	$4,509	-49.2%

About Lime Energy Co.

Lime Energy is building a new energy future.  As a leading national provider of energy efficiency for utilities’ small business customers, Lime designs and implements direct install programs for our utility clients which have consistently exceeded program savings goals.  Our award-winning, integrated services programs provide utilities with reliable energy efficiency resources while delivering the highest levels of customer satisfaction.  This next generation approach is helping utilities across the country to go deeper and broader with the cheapest, cleanest and fastest energy resource that we have — energy efficiency.

Conference Call Information

The company will hold a conference call with investors on Monday, March 31st at 4:30 pm ET to discuss these results.

Investors can access the call by dialing toll free 1-800-798-2864 and entering passcode 84911566. International callers can dial 1-617-614-6206 and use the same passcode.

The call will be available for replay immediately following the call until June 30, 2014 by dialing toll free 1-888-286-8010 or 1-617-801-6888.  The replay will require use of passcode 46500821.

The call can also be accessed through Lime Energy’s Investor Relations section of its website at http://www.lime-energy.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.

Lime Energy Investor Relations

investorrelations@lime-energy.com

FORWARD-LOOKING STATEMENTS

This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Lime Energy’s current expectations about its future results, performance, prospects and opportunities. Lime Energy has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “typical,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Lime Energy and are subject to a number of risks, uncertainties and other factors that could cause Lime Energy’s actual results, performance, prospects or opportunities in the remainder of 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks and uncertainties are described in Lime Energy’s most recent Annual Report on Form 10-K or as may be described from time to Lime in Lime Energy’s subsequent SEC filings; such factors are incorporated herein by reference.

Additional Information

A full analysis of the twelve-month period results are available in the Company’s Form 10-K for the period ended December 31, 2013, which will be made available on the Company’s website at www.lime-energy.com and on EDGAR.